Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 213	Trade Date: 4/25/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/28/2005

The date of this Pricing Supplement is April 25, 2005

CUSIP or Common Code:	41013NPH5	41013NPJ1	41013NPK8	41013NPM4

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$299,000.00	$278,000.00	$987,000.00	$636,000.00

Proceeds to Issuer:	$297,131.25	$275,776.00	$977,130.00	$629,640.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.000%

Reallowance:	0.150%	0.150%	0.150%	0.150%

Dealer:	99.550%	99.375%	99.250%	99.250%

Maturity Date:	4/15/2008	4/15/2009	4/15/2010	4/15/2010

Stated Annual Interest Rate:	3.700%	3.850%	4.000%	4.200%

Interest Payment Frequency:	Semi	Monthly	Quarterly	Monthly

First Payment Date:	10/15/2005	5/15/2005	7/15/2005	5/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	4/15/2007 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 213	Trade Date: 4/25/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/28/2005

The date of this Pricing Supplement is April 25, 2005

CUSIP or Common Code:	41013NPN2	41013NPQ5	41013NPR3

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$248,000.00	$279,000.00	$1,036,000.00

Proceeds to Issuer:	$244,528.00	$274,117.50	$1,010,100.00

Discounts and Commissions:	1.400%	1.750%	2.500%

Reallowance:	0.200%	0.275%	0.350%

Dealer:	98.900%	98.600%	97.900%

Maturity Date:	4/15/2013	4/15/2017	4/15/2030

Stated Annual Interest Rate:	4.250%	4.850%	5.200%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	5/15/2005	5/15/2005	5/15/2005

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	10/15/2007 Callable one time only at 100% on call date above with 30 days notice.	4/15/2010 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.